Exhibit 10.1.o

FIRST AMENDMENT TO THE AGL RESOURCES INC. AMENDED AND RESTATED 1996 NON-EMPLOYEE DIRECTORS EQUITY COMPENSATION PLAN

This First Amendment to the AGL Resources Inc. Amended and Restated 1996 Non-Employee Directors Equity Compensation Plan (the “Plan”) is made and entered into as of December 12, 2002, by AGL Resources Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company sponsors the Plan to attract qualified directors and to provide certain benefits to the non-employee members of the Board of Directors of the Company; and

WHEREAS, the annual retainer paid to non-employee directors of the Company consists of the following two components: (i) a component that at the election of each director, is paid in cash, shares of Common Stock, or common stock equivalents and (ii) a component that previously has been paid by granting each director an option to acquire shares of Common Stock, which option has an aggregate Black-Scholes value equal to the first component; and

WHEREAS, the Board finds it in the Company’s best interests to amend the Plan to change the manner in which the Second Component of the annual retainer is paid to directors; and

WHEREAS, Section 11 of the Plan provides that the Company may amend the Plan at any time (provided shareholder approval is obtained if the amendment contains certain provisions); and

WHEREAS, the Board of Directors of the Company has adopted a resolution authorizing the amendment of the Plan;

NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended as follows:

1.

Section 7(a) of the Plan is amended in its entirety, effective as of December 12, 2002, to read as follows:

“Annual Retainer.  Except as provided in Section 7(c) below, each Non-Employee Director shall be paid an Annual Retainer for service as a director during each Plan Year, payable in such form as shall be elected by the Non-Employee Director in accordance with Section 8(a).  The amount of the Annual Retainer shall be fixed from time to time by resolution of the Board.”

2.

Section 7(b) of the Plan is deleted in its entirety and reserved, effective as of December 12, 2002, to read as follows:

“[Reserved.]”

3.

Section 7(c) of the Plan is amended in its entirety, effective as of January 26, 2001, to read as follows:

“Initial Stock Award.  Upon initial election or appointment to the Board, each Non-Employee Director shall receive 1,000 shares of Common Stock.  Such 1,000 shares of Common Stock will be awarded as of the Non-Employee Director’s first day of actual service and will be 100% vested and nonforfeitable as of the date of grant.  The Non-Employee Director receiving such shares (or his or her custodian, if any) will have immediate rights of ownership in the shares, including the right to vote the shares and the right to receive dividends or other distributions thereon.”

4.

Section 8(a) of the plan is amended in its entirety, effective as of December 12, 2002, to read as follows:

“Payment of Annual Retainer.  At the election of each Non-Employee Director, 50% of the Annual Retainer for a given Plan Year shall be (i) payable in cash, in equal quarterly payments payable in advance beginning on the date of the annual shareholders meeting (i.e., the first day of the Plan Year) and on the three, six and nine month anniversaries thereof, or (ii) payable by a grant on the day of the annual shareholders meeting (the “Stock Grant Date”) of that number of shares (rounded up to the nearest whole share) of Common Stock determined by dividing one-half of the Annual Retainer by the Fair Market Value per share of Common Stock on the Stock Grant Date, or (iii) deferred under the AGL Resources Inc. 1998 Common Stock Equivalent Plan for Non-Employee Directors.

At the election of each Non-Employee Director, the other 50% of the Annual Retainer for a given Plan Year shall be either (x) payable in the form described in clause (ii) above or (y) deferred in the manner described in clause (iii) above.

Any shares of Common Stock granted under the Plan as Annual Retainer in accordance with clause (ii) above will be 100% vested and nonforfeitable as of the Stock Grant Date, and the Non-Employee Director receiving such shares (or his or her custodian, if any) will have immediate rights of ownership in the shares, including the right to vote the shares and the right to receive dividends or other distributions thereon.”

5.

Section 9(a) of the Plan is amended in its entirety, effective as of December 12, 2002, to read as follows:

“Termination of Grants of Annual Stock Option Awards.  The Company will no longer grant Options as part of the Annual Retainer under the Plan.”

6.

Except as specifically set forth herein, the terms of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this First Amendment to the Plan to be executed by its duly authorized officer as of the date first above written.

AGL RESOURCES INC.

By:

/s/ Melanie M. Platt

Melanie M. Platt,

Senior Vice President